Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: secretaryofstate.biz

 Entity #
                                                                   E0329452006-9
                                                                   Document Number
                                                                   20060280382-71

                                                                    Date Filed:
                                                                   5/2/2006 12:00:50PM
                                                                   In the office of
                                                                   /s/ Dean Heller
                                                                   Dean Heller
                                                                   Secretary of State

                           ARTICLES OF INCORPORATION
                             (PURSUANT TO NRS 78)

1. Name of Corporation:            Extreme Home Staging, Inc.

2. Resident Agent Name &          United Corporate Services, Inc.,
   Street Address:                          202 South Minnesota Street,
                                                       Carson City, County of Carson City,
                                                       State of Nevada 89703

3. Shares:                  Number of Shares
                                  with par value: 210,000,000
                                  Par value: 0.0001
                                  Number of shares without
                                  par value: -0-

4. Name & Address of Board Of Directors/Trustees:   Milka Fixler
                                                                             4503 15th Ave.
                                                                             Brooklyn, NY 11219

5. Purpose:                The purpose of this Corporation shall be:
                                   Any legal purpose

6. Name, Address & Signature                                         /s/Michael Barr
  Of Incorporator:                                                             10 Bank St.  Suite 560
                                                                                         White Plains, NY 10606

7. Certificate of Acceptance
  Of Appointment of Resident

 Agent:                        I hereby accept appointment as Resident
                                  Agent for the above named corporation.
                                  /s/ Maris Kruze     May 2, 2006

Authorized Signature of R.A on behalf of the Company.

Extreme Home Staging, Inc.

    Class               Number of Shares         Par Value
    -----               ----------------         ---------

    COMMON                200,000,000              $.0001
    PREFERRED              10,000,000              $.000l

(b)  The  designations  and  the  powers,  preferences  and  rights,  and  the qualifications  or  restrictions  thereof  are  as  follows:

The  Preferred  shares  shall be issued from time to time in one or more series, with  such  distinctive  serial designations as shall be stated and expressed in the  resolution  or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing  for  the  issue  of  shares  of  each particular series; the Board of
Directors  is  expressly authorized to fix the annual rate or rates of dividends for  the particular series; the dividend payment dates for the particular series and  the  date from which dividends on all shares of such series issued prior to the  record  date  for  the first dividend payment date shall be cumulative; the redemption  price or prices for the particular series; the voting powers for the particular series; the rights, if any of holders of the shares of the particular series  to  convert  the  same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of  such conversion rights; and to classify or reclassify any unissued preferred shares  by  fixing  or  altering  from  time  to  time  any  of  the foregoing rights, privileges and qualifications.

All  the  Preferred shares of any one series shall be identical with each other in  all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and
all  preferred shares shall be of equal rank, regardless of series, and shall be identical  in  all  respects  except as to the particulars fixed by the Board as hereinabove  provided  or  as  fixed  herein.